                                  TECNOCHANNEL
                                 BINARY LICENSE
                                       AND
                            REDISTRIBUTION AGREEMENT

         This Binary License and Redistribution Agreement (the "License") is entered into this 25th day of March, 1999 (the "Effective Date") between Sun Microsystems, Inc. ("Sun") with its principal place of business at 901 san Antonio Road, Palo Alto, California 94303 and TecnoChannel Sdn. Bhd., a corporation with its principal place of business at Incubator 2,Lot G3, Technology park Malaysia, Lebuhraya Puchong-Sungei Besi, Bukit Jalil, 57000 Kuala Lumpur ("Licensee").

                                    RECITALS

WHEREAS Sun wishes to license certain of its Java(TM) technology in binary code form for distribution as part of Licensee's Java related products, while maintaining compatibility among Java language based products; and

WHEREAS Licensee wishes to incorporate the Java(TM) technology into Licensee's Java related products for distribution to customers;

NOW THEREFORE, Sun and Licensee enter into this License on the following terms.

1.0  DEFINITIONS

1.1 "Field of Use" means the relevant market segments and/or product areas identified in Exhibit A.

1.2 "Licensee's Product" means Licensee's product identified in Exhibit A into which Licensee will incorporate the Software. A "Product" must: (i) have a principal purpose which is substantially different from that of the stand-alone Software; (ii) represent a significant functional and value enhancement to the Software; and (iii) operate in conjunction with the Software. A current list of Product(s) is identified in Exhibit A, which may be amended by Licensee to add Product(s) from time to time.

1.3 "Per Unit Royalties" means the royalty rate specified in Exhibit C for each copy of Licensee's Product distributed by or for Licensee which incorporates the Software or each licensed user of Licensee's Product to the extent Licensee distributes a single copy of Licensee's Product for use by multiple users.

1.2 "Software" means the Java(TM) software product in binary code form identified in Exhibit A (collectively "Exhibit A") and any Upgrades.

1.5 "Upgrade" means bug fixes, modifications, variations, and enhancements, to the extent included in a patch or dot release of the Software which Sun generally licenses as part of the Software during the term of this License, unless otherwise specified in Exhibit A.

2.   LICENSE TO DISTRIBUTE

Subject to the terms and conditions contained in this License, Sun hereby grants to Licensee, solely for the Field(s) of Use, the right to reproduce and distribute the Software when incorporated as part of Licensee's Product, provided that Licensee:

     (i) does not remove or alter any proprietary legends or notices contained in the Software;

     (ii) enters into a signed agreement with its distributors on terms substantially similar to those contained herein; and

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



     (iii) requires an end user license agreement including in substance, the provisions of Sections 3, 11 and 13, as well as any additional Software specific terms and conditions specified in Exhibit A.

3.   RESTRICTIONS.

Software is confidential copyrighted information of sun and title to all copies is retained by Sun and/or its licensors. Licensee shall not decompile, disassemble, decrypt, extract, or otherwise reverse engineer Software. Software may not be leased or assigned in whole or in part. Software is not designed or intended for use in on-line control of aircraft, air traffic, aircraft navigation, or aircraft communications; or in the design, construction, operation or maintenance of any nuclear facility. Sun disclaims any express or implied warranty of fitness for such uses.

4.   MAINTENANCE AND SUPPORT.

This License does not include maintenance and support of Software by Sun. Licensee shall be solely responsible for providing maintenance and support for its distributors and end users.

5.   ROYALTY PAYMENTS, TAXES AND RECORDS.

5.1 Unless otherwise specified in Exhibit C, payment of Per Unit Royalties shall be made quarterly, shall be due thirty (30) days following the end of the calendar quarter to which they relate and shall be submitted with a written statement documenting the basis for the royalty calculation.

5.2 All payments required by this License shall be made in United States dollars, are exclusive of taxes, and Licensee agrees to bear and be responsible for the payment of all such taxes, including, but not limited to, all sales, use, rental receipt, personal property or other taxes and their equivalents which may be levied or assessed in connection with this License (excluding only taxes based on Sun's net income).

5.3 Licensee shall maintain accounts books and records consistent with Generally Accepted Accounting Principles appropriate to Licensee's domicile, as may be in effect from time to time, sufficient to allow the correctness of the royalties required to be paid pursuant to this License to be determined. Sun may have Licensee's accounts audited by an independent auditor, once each calendar year upon reasonable notice (unless discrepancies are discovered in excess of five percent (5%) threshold set forth in Section 5.4, in which case two consecutive quarters per year may be audited).

5.4 Any discrepancy revealed by Sun's audit shall be addressed by an adjustment in the amount due in the quarter in which the discrepancy is discovered. If the audit reveals an underpayment of more than five percent (5%), Licensee shall pay: (i) interest on the unpaid portion at the maximum rate permitted by law; and (ii) all costs of the audit.

6.   TRADEMARKS AND LOGOS

Unless otherwise authorized in Exhibit A, this License does not authorize Licensee to use any Sun name, trademark or logo. Licensee acknowledges that Sun owns the Java trademark and all Java-related trademarks, logos and icons including the Coffee Cup and Duke ("Java Marks") and agrees to: (i) comply with the Java Trademark Guidelines at http://java.sun.com/trademarks.html; (ii) not do anything harmful to or inconsistent with Sun's rights in the Java Marks; and
(iii) assist Sun in protecting those rights, including assigning to Sun any rights acquired by Licensee in any Java Mark.

7.   DISCLAIMER OF WARRANTY.

Sun represents and warrants that the media on which the Software is recorded, if any, will be free from defects in materials and workmanship for a period of ninety (90) days after delivery. Sun's sole liability with respect to breach of this warranty is to replace the defective media. Except as expressly provided in this Section 7, Software is provided "AS IS", without a warranty of any kind. ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY

OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE HEREBY EXCLUDED.

8.   LIMITATION OF LIABILITY.

IN NO EVENT WILL SUN OR ITS LICENSORS BE LIABLE FOR ANY LOST REVENUE, PROFIT OR DATA, OR FOR DIRECT, INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES, HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY, ARISING OUT OF THE USE OF OR INABILITY TO USE SOFTWARE, EVEN IF SUN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. LICENSEE'S SOLE AND EXCLUSIVE REMEDY ARISING FROM ANY BREACH OF THIS AGREEMENT BY SUN SHALL BE LIMITED TO A REFUND OF THE PER UNIT ROYALTIES PAID TO SUN DIRECTLY RELATING TO THE NUMBER OF UNITS OF LICENSEE'S PRODUCT THAT LICENSEE HAS TO REFUND TO LIECENSEE'S CUSTOMERS AS A RESULT OF SUCH BREACH, IF ANY.

9.0  LIMITED INDEMNITY

9.1 Sun will defend, at its expense, any legal proceeding brought against Licensee, to the extent it is based on a claim that use of the Software is a misappropriation of a third party trade secret or an infringement of a third party copyright in a country that is a signatory of the Berne Convention, and will pay all damages awarded by a court of competent jurisdiction attributable to such claim, provided that Licensee: (i) provides notice of the claim promptly to Sun; (ii) gives Sun sole control of the defense and settlement of the claim;
(iii) provides to Sun, at Sun's expense, all available information, assistance and authority to defend; and (iv) has not compromised or settled such proceeding without Sun's prior written consent.

9.2 Should the Software or any portion thereof become, or in Sun's opinion likely to become, the subject of a claim of infringement or misappropriation for which indemnity is provided under Section 9.1, Sun shall, as Licensee's sole and exclusive remedy, elect to: (i) obtain for Licensee the right to use the Software; (ii) replace or modify the software so that it becomes non-infringing; or (iii) if neither (i) nor (ii) are commercially practical, accept the return of the Software and grant Licensee a refund on any prepaid royalties, for which Licensee is unable to distribute Licensee's Product.

9.3 Sun shall have no liability for any infringement or claim which results from: (i) use of other than a current unaltered version of the Software, if such version was made available to Licensee; or (ii) use of the Software in combination with any non-Sun-provided equipment, software or data if the Software would not otherwise infringe.

9.4 THIS SECTION 9.0 STATES THE ENTIRE LIABILITY OF SUN WITH RESPECT TO INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY AS A RESULT OF USE, LICENSE, OR SALE OF THE SOFTWARE.

9.5 Except for claims for which Sun is obligated to indemnify Licensee under
Section 9.1, Licensee shall defend, at Licensee's expense, any and all claims brought against Sun by third parties, and shall pay all damages awarded by a court of competent jurisdiction, or such settlement amount negotiated by Licensee, arising out of or in connection with Licensee's use, reproduction or distribution of the Software or Licensee's Product. Licensee's obligation to provide indemnification under this Section 9.5 shall arise provided that Sun:
(i) provides notice of the claim promptly to Licensee; (ii) gives Licensee sole control of the defense and settlement of the claim; (iii) provides to Licensee, at Licensee's expense, all available information, assistance and authority to defend; and (iv) has not compromised or settled such proceeding without Licensee's prior written consent.

10.  TERM AND TERMINATION

10.1 This License shall have a term of twenty four (24) months from the Effective Date unless otherwise specified in Exhibit C, provided that either party may terminate this License in the event the other party is in material breach and has not cured such breach within thirty (30) days after written notice by the other party and an opportunity to cure within such thirty days, or upon any action for infringement of any patent relating to the Software by Licensee against Sun or any Sun" licensees of the Software.

10.2 Unless otherwise specified in Exhibit A, upon expiration of this License, Licensee shall be authorized to distribute Licensee Product(s) containing the version of the Software incorporated therein at the time of expiration, subject to Licensee's continued compliance with the terms of this License, including payment of Per Unit Royalties. All other rights of Licensee shall terminate upon expiration or termination of this License except that all end user licenses issued for Licensee's Products prior to such expiration or termination shall remain in full force and effect according to their terms.

10.3 Neither party shall have the right tot recover damages, nor to indemnification of any nature, whether by way of lost profits, expenditures for promotion, payment for goodwill or otherwise made in connection with the business contemplated by this Agreement, due to the expiration or permitted or lawful termination of this Agreement. EACH PARTY WAIVES AND RELEASES THE OTHER FROM ANY CLAIM TO COMPENSATION OR INDEMNITY FOR TERMINATION OF THE BUSINESS RELATIONSHIP UNLESS TERMINATION IS IN MATERIAL BREACH OF THIS AGREEMENT.

11.  EXPORT REGULATIONS.

All Software, including technical data delivered under this License is subject to U.S. export control laws and may be subject to export or import regulations in other countries. Licensee agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export, re-export, or import Software.

12.  LICENSEE ADVERTISING SERVICES.

12.1 As sole and exclusive consideration for the JavaOS for Consumers Getting Started Kit license granted herein and as set forth in Attachment C, Section D, Licensee will provide Sun with advertising services related to the MyWeb set top box and to any successor Licensee Product that contains, at a minimum, substantially similar features and functionality as the MyWeb set top box. Such services will be provided for up to two (2) years from the general commercial availability of such Licensee Product, or for a shorter period of time that the parties may agree to in Sun's marketing program described in Section 12.2.

12.2 Upon Sun's reasonable request, Licensee will help Sun create a marketing program for certain sun products, services and technologies to be delivered using the MyWeb set top box or successor Licensee Product. Sun shall have sole and absolute discretion in defining the form, format and content of any advertising or promotional materials. Upon the completion of such marketing program, Licensee will broadcast, display, execute and perform the advertising materials provided by Sun on the Myweb set top box or successor Licensee Product in accordance with the schedule and other provisions of the Sun marketing program. Licensee may not subcontract, transfer or assign any of its obligations related to the advertising services described herein without obtaining Sun's prior written approval.

12.3 Licensee may not modify or adapt Sun's advertising materials without Sun's prior written approval. Until released tot he general public in accordance with the marketing plan, Sun's advertising materials shall be considered Sun Confidential Information. Sun will retain all right, title and ownership in the advertising materials created by or for Sun and provided to Licensee pursuant to this Agreement and Licensee hereby agrees not to remove any copyright or other propriety right notices found in Sun's advertising materials. Licensee agrees that it does not obtain any rights in the Sun advertising materials by virtue of this agreement or otherwise.

12.4 Sun, in its sole and absolute discretion, may terminate Licensee's advertising services at any time by providing Licensee with thirty (30) days prior written notice. Upon such termination, the consideration set out in
Section 12.1 will be deemed to have been satisfied by Licensee or the parties may come to a mutually agreeable settlement of the consideration amount still owed to Sun.

12.5 Licensee warrants that the advertising services provided hereunder shall be of a quality level that is generally acceptable in the advertising industry. This Agreement is not intended to create a relationship such as a partnership, joint venture, agency or employment relationship. Neither party may act in a manner that expresses or implies a relationship other than that of an independent contractor, nor bind the other party. Licensee personnel shall be employees of Licensee, and not of Sun, and Licensee shall be solely liable for the conduct of such personnel and their compliance with all provisions of this Agreement. Licensee agrees to indemnify and hold harmless Sun from and against all claims or actions brought by any Licensee personnel or government agency with respect to a claim that such Licensee personnel is an employee of Sun, and from any and all damages, losses, liabilities and expenses, including reasonable attorneys' fees and costs of litigation, arising out of or resulting therefrom.

13.  RESTRICTED RIGHTS.

The use, duplication or disclosure by the US Government of technical data, computer software and documentation, as specified in the license under which the computer software was produced, is subject to the restrictions as set forth in FAR 52.227-14(g) (2), FAR 52.227-19, DFARS 252.227-7015(b), and DFARS
227.7202-3(a) as applicable. Licensee may not provide Software or technical data to any third party, including the US Government, unless such third party accepts the same restrictions. Licensee is responsible for ensuring that proper notice is given to all such third parties and that the Software and technical data are properly marked.

14.  GOVERNING LAW.

Any action related to this License will be governed by California law and controlling U.S. federal law. No choice of law rules of any jurisdiction will apply.

15.  SEVERABILITY.

If any of the above provisions are held to be in violation of applicable law, void, or enforceable in any jurisdiction, then such provisions are hereby waived or amended to the extent necessary for the License to be otherwise enforceable in such jurisdiction. However, if sun's opinion deletion or amendment of any provisions of the License by operation of this paragraph significantly compromises the rights or increases the liabilities of Sun or its licensors, Sun reserves the right to terminate the License.

16.  NOTICES.

All notices must be in writing and delivered either in person or by means evidenced by a delivery receipt, to the persons signing this License at their respective addresses specified in the first paragraph of this License. Such notice will be effective upon receipt.

17.  MARKETING ANNOUNCEMENT.

Licensee hereby authorizes Sun to include Licensee in a published list of licensees of Software.

18.  ASSIGNMENT AND CHANGE IN CONTROL.

This License may not be assigned or transferred by either party without the prior written consent of the other party except that Sun may assign this License to a majority-owned subsidiary.

19.  DISCLAIMER OF AGENCY.

Licensee is not authorized to make any representation or warranty on behalf of Sun to its end users or third parties. The relationship created hereby is that of licensor and licensee and the parties hereby acknowledge and agree that nothing herein shall be deemed to constitute Licensee as a franchisee of Sun. licensee hereby waives the benefit of any state or federal statutes dealing with the establishment and regulation of the franchises.

20.  CONSTRUCTION.

This License has been negotiated by Sun and Licensee and by their respective counsel. This License will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

21.  COMPLETE UNDERSTANDING.

This License, including Exhibits A-D attached hereto, constitutes the final, complete and exclusive agreement and understanding between the parties with respect to its subject matter and supercedes all previous communications, representations or agreements, whether written or oral, with respect to the subject matter hereof. No terms of any purchase order or similar document issued by Licensee shall be deemed to add to, delete or modify the terms and conditions of this License. This License may not be modified, amended, rescinded, canceled or waived, in whole or part, except by a written instrument signed by the parties.


IN WITNESS WHEREOF, the parties have caused this License to be executed by their duly authorized representatives.

Sun Microsystems, Inc.                       Licensee
                                             TecnoChannel Technologies

By:  /s/  Jay Puri                           By:  /s/ T.S. Wong
   -----------------------                      -------------------------
Name:  Jay Puri                              Name: T.S. Wong
     ---------------------                        -----------------------
     (Print or Type)                              (Print or Type)

Title:  VP, WW Sales                         Title:  CEO
      --------------------                         ----------------------

Date:  3/25/99                               Date:
     ---------------------                        -----------------------

                                    EXHIBIT A
                     LICENSEE PRODUCT, ROYALTY AND SOFTWARE


The Software licensed hereunder are those initialed by both parties below:

Exhibit   Software                                  Licensee       Sun
A-4:      JavaOS for Consumers v1.0                 /s/ illegible  /s/ illegible
          Personal Applications Browser v1.0        -------------  -------------
          and free upgrade to JavaOS for consumers
          v3.0

                                  ATTACHMENT B

                   LICENSED SOFTWARE AND SUPPLEMENT TERMS FOR

             JAVAOS FOR CONSUMERS AND PERSONAL APPLICATIONS BROWSER

The supplement terms contained in this Attachment B are in additions to the terms of the Agreement. In the event of a conflict of terms between the Agreement and this Attachment B, this Attachment B shall govern. The parties agree as follows:

I.    LICENSED SOFTWARE
A. JavaOS for Consumers 1.0 consisting of:
   (a) OS binaries supplied on CD_ROM
   (b) OS documentation package supplied on CD-ROM
   (c) Five right-to-use licenses for JavaOS for Consumers Developer Package Documentation 1.0 supplied on CD-ROM.
   (d) Two months free developer level technical support.
   (e)      [***]      worth of prepaid royalties, which are included in the
       pre-payment amounts described in Attachment C.
   (f) free upgrade to the 3.0 version of this package when and if it becomes available.
   (g) Corporate wide usage rights.
   (h) Licensee will have access to a web site which will provide driver source code and board specific source code for the hardware supported by Sun Microsystems.
B. Personal Applications Browser v. 1.0
   1. Files:

   a)   All the files from the following packages:

   -    handlers

     -  ib
   b)   images for the default graphical user interface

   c)   configuration files for properties

   d)   configuration files for parser

   e)   binary distribution libraries

   2. Personal Applications Browser Developer Documentation

II.   LICENSEE PRODUCT. Licensee Product is limited to the following:
      (a) web set top boxes

III.  ADDITIONAL TERMS AND CONDITIONS FOR JAVAOS FOR CONSUMERS:
      (a) Limitations on Derivative Works. Derivative works of JavaOS for consumers 1.0 and 3.0 are limited to modifications to the operating systems. Drivers that integrate control systems or field busses and real-time and Personal Java applications developed independently to published APIs by Licensee, that do not incorporate any Sun Intellectual Property Rights, will not be considered derivative works.

[***] Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

      (b) Compliance Testing. All derivative works that are to use any Java branding must pass the PJCK compliance suite. Sun will provide compliance testing free of charge for vendors without access to the PJCK compliance suite for derivative works of 1.0 and 3.0 of this package.
      (c) Installation of Code. OS binaries may only be installed on a maximum of five (5) development systems simultaneously.
      (d) Upgrade Requirement. Licensee must upgrade to the 3.0 version of JavaOS for Consumers Developer Package within sixty (60) days of its being made available or Sun will not be obligate to continue support.
      (e) This package cannot be sold in conjunction with JavaOS for Consumers
          1.0 Internal Use Only Package.
      (f) Platform Change Option. Within six (6) months from the Effective Date, Licensee may notify sun in writing that it desires to change the platform for the version of JavaOS for Consumers that Customers has at that time. Provided that, the new platform is one for which JavaOS for Consumers is generally commercially available, Sun will provide to Licensee version of JavaOS for the platform identified by Licensee shortly thereafter. Upon receipt of the new platform version of JavaOS for Consumers, such new platform version shall be considered to be the Software for purposes of this Agreement and any related Sun support obligations to Licensee.

IV.   ADDITIONAL TERMS AND CONDITIONS FOR PERSONAL APPLICATIONS BROWSER
      A. COMPATIBILITY REQUIREMENTS
1. COMPATIBILITY. Products incorporating Personal Applications Browser technology must be designed to function with the most current pJava Application environment available from Sun one hundred and twenty (120) days prior to first production shipment of Licensee's Product.
2. PERSONAL APPLICATIONS BROWSER INTERFACE. Sun makes no representations or warranties that the Personal Applications Browser interfaces existing as of the Effective Date will remain unchanged thereafter.

      B. COMPATIBILITY LOGO: NONE

      C. END USER LICENSE TERMS
For Products distributed pursuant to a software license agreement to end users, Licensee shall include the following terms and conditions. Licensee shall substitute Licensee's name in place of Sun as appropriate.

1. PERSONAL APPLICATIONS BROWSER INTERFACE. Licensee shall include the text as specified in Section IV.2. above.

2. RESTRICTIONS. Software is confidential copyrighted information of Sun and title to all copies are retained by Sun and/or its licensors. Customer shall not modify, decompile, disassemble, decrypt, extract, or otherwise reverse engineer software.

3. RESTRICTED RIGHTS. Use, duplication or disclosure by the United States government is subject to the restrictions as set forth in the Rights in Technical Data and Computer Software Clauses in DFARS 252.227-7013(c) (1) (ii) and FAR 52.227-19(c) (2) as applicable.

                                  ATTACHMENT C

                                    PAYMENTS

The supplemental terms contained in this Attachment C are in addition to the terms of the Agreement. In the event of a conflict of terms between the Agreement and this Attachment C, this Attachment C shall govern. The parties agree as follows:

I. PRE-PAID ROYALTIES AND LICENSE FEES:
A.       JavaOS for Consumers
Licensee will make non-refundable royalty pre-payments which will cover and apply to the distribution of the number of Software units specified below during each 12-month period from the Effective Date:

1.       The first year pre-payment amount and schedule shall be:
                  Year              Units            Pre-Payment
                  1                 [***]            US$   [***]
         US$    [***]    will become due on the Effective Date and payable no
         later than thirty (30) days from the Effective Date.

Sun will invoice Licensee for US$    [***]    per quarter for the three
remaining quarters of the year.

2.       The second year pre-payment amount and schedule shall be:
                  Year              Units            Pre-Payment
                  2                 [***]            US$    [***]
         US$    [***]     will become due on the first anniversary of the
         Effective Date and payable no later than thirty (30) days thereafter.

Sun will invoice Licensee for US$    [***]     per quarter for the three
remaining quarters of the second year.

B.       Personal Applications Browser
Licensee will make non-refundable royalty pre-payments which will cover and apply to the distribution of the number of Software units specified below during each 12-month period from the Effective Date:

1.       The first year pre-payment amount and schedule shall be:
                  Year              Units            Pre-Payment
                  1                 [***]            US$    [***]
         US$    [***]    will become due on the Effective Date and payable no
         later than thirty (30) days from the Effective Date. Sun will invoice
         Licensee for US$    [***]    per quarter for the three remaining
         quarters of the year.

[***] Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

2.       The second year pre-payment amount and schedule shall be:
                  Year              Units            Pre-Payment
                  2                 [***]            US$    [***]
         US$    [***]    will become due on the first anniversary of the
         Effective Date and payable no later than thirty (30) days thereafter.

Sun will invoice Licensee for US$    [***]    per quarter for the three
remaining quarters of the second year.

C. After such prepaid amounts have been fully depleted, even if such depletion takes place prior to the next pre-payment date, Licensee shall pay Sun per-unit royalties for the software as set forth in this Exhibit C.

D.   JavaOS for Consumers 1.0 Getting Started Kit (X86 platform): valued at
     US$    [***]    is provided to Licensee in consideration for the
     advertising services to be provided pursuant to Section 12 of the Agreement.

II. PER-UNIT ROYALTIES.
The applicable per unit royalty is set forth below.



                                            PER UNIT ROYALTY
                                            ----------------
JavaOS for Consumers                        $   [***]
Personal Applications Browser               $   [***]

[***] Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                  ATTACHMENT D

                          BINARY CODE LICENSE AGREEMENT

READ THE TERMS OF THIS AGREEMENT AND ANY PROVIDED SUPPLEMENTAL LICENSE TERMS (COLLECTIVELY "AGREEMENT") CAREFULLY BEFORE OPENING THE SOFTWARE MEDIA PACKAGE, YOU AGREE TO THE TERMS OF THIS AGREEMENT. IF YOU ARE ACCESSING THE SOFTWARE ELECTRONICALLY INDICATE YOUR ACCEPTANCE OF THESE TERMS BY SELECTING THE "ACCEPT" BUTTON AT THE END OF THIS AGREEMENT. IF YOU DO NOT AGREE TO ALL OF THESE TERMS, PROMPTLY RETURN THE UNUSED SOFTWARE TO YOUR PLACE OF PURCHASE FOR A REFUND OR, IF THE SOFTWARE IS ACCESSED ELECTRONICALLY, SELECT THE "DECLINE" BUTTON AT THE END OF THIS AGREEMENT.

1. LICENSE TO USE. Sun grants to you a non-exclusive and non-transferable license for the internal use only of the accompanying software and documentation and any error corrections provided by Sun (collectively "Software"), by the number of users and the class of computer hardware for which the corresponding fee has been paid.

2. RESTRICTIONS. Software is confidential and copyrighted. Title to Software and all associated intellectual property rights is retained by Sun and/or its licensors. Except as specifically authorized in any Supplemental License Terms, you may not make copies of the Software, other than a single copy of the Software for archival purposes. Unless enforcement is prohibited by applicable law, you may not modify, decompile, disassemble or otherwise reverse engineer Software. Software is not designed or licensed for use in on-line control of aircraft, air traffic, aircraft or navigation or aircraft communications; or in the design, construction, operation or maintenance of any nuclear facility. You warrant that you will not use the Software for these purposes. You may not publish or provide the results of any benchmark or comparison test run on Software to any third party without the prior written consent of Sun. no right, title or interest in or to any trademark, service mark, logo, or trade name of Sun or its licensors is granted under this Agreement.

3. LIMITED WARRANTY. Sun warrants to you that for a period of ninety (90) days from the date of purchase, as evidenced by a copy of the receipt, the media on which Software is furnished (if any) will be free of defects in materials and workmanship under normal use. Except for the foregoing, Software is provided "AS IS". Your exclusive remedy and Sun's entire liability under this limited warranty will be at Sun's option to replace the Software media or refund the fee paid for the Software.

4. DISCLAIMER OF WARRANTY. UNLESS SPECIFIED IN THIS AGREEMENT, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR
NON-INFRINGEMENT, ARE DISCLAIMED, EXCEPT TOT THE EXTENT THAT THESE DISCLAIMERS ARE HELD TO BE LEGALLY INVALID.

5. LIMITATION OF LIABILITY. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, IN NO EVENT WILL SUN OR ITS LICENSORS BE LIABLE FOR ANY LOST REVENUE, PROFIT OR DATA, OR FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES, HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY, ARISING OUT OF OR RELATED TO THE USE OF OR INABILITY TO USE SOFTWARE, EVEN IF SUN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no event will Sun's liability to you, whether in contract, tort (including negligence), or otherwise, exceed the amount paid by you for Software under this Agreement. The foregoing limitations will apply even if the above stated warranty fails of its essential purpose.

6. TERMINATION. This agreement is effective until terminated. You may terminate this Agreement at any time by destroying all copies of the Software. This Agreement will terminate immediately without notice from Sun if you fail to comply with any provision of this Agreement. Upon termination, you must destroy all copies of Software.

7. EXPORT REGULATIONS. All Software and technical data delivered under this Agreement are subject to U.S. export control laws and may be subject to export or import regulations in other countries. You agree to comply strictly with all such laws and regulations and acknowledge that you have the responsibility to obtain such licenses to export, re-export, or import as may be required after delivery to you.

8. U.S. GOVERNMENT RESTRICTED RIGHTS. Use, duplication, or disclosure by the U.S. Government is subject to restrictions set forth in this Agreement and as provided in DFARS 227.7202-1(a) and 227.7202-3(a) (1995), DFARS
252.227-7013(c)(1)(ii)(Oct 1998), FAR 12.212(a)(1995), FAR 52.227-19 (June
1987), or FAR 52.227-14 (ALT III) (June 1987), as applicable.

9. GOVERNING LAW. Any action related to this Agreement will be governed by California law and controlling U.S. federal law. No choice of law rules of any jurisdiction will apply.

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

10. SEVERABILITY. If any provision of this Agreement is held to be unenforceable, this Agreement will remain in effect with the provision omitted, unless omission of the provision will frustrate the intent of the parties, in which case this Agreement will immediately terminate.

11. INTEGRATION. This Agreement is the entire agreement between you and Sun relating to its subject matter. It supersedes all prior or contemporaneous oral or written communications, proposals, representations and warranties and prevails over any conflicting or additional terms of any quote, order, acknowledgement, or other communication between the parties relating to its subject matter during the term of this Agreement. No modification of this Agreement will be binding, unless in writing and signed by an authorized representative of each party.

For inquiries please contact: Sun Microsystems, Inc., 901 San Antonio Road, Palo Alto, California 94303



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